AGREEMENT                      Exhibit 10.23

AGREEMENT dated the 13th day of December, 2006 (this "Agreement"), by and between Steven D. Rudnik, with an address at 2 Hilltop Road, Mendham, New Jersey 07945 ("Executive"), and Magnitude Information Systems, Inc., a Delaware corporation with an address at 1250 Route 28, Suite 309, Branchburg, New Jersey 08876 ("Magnitude").

                                  WITNESSETH:

            WHEREAS, Magnitude and Executive have executed an agreement on August 8, 2006 annexed hereto and made a part hereof as Exhibit "A" (the "Resignation Agreement"), wherein Executive resigned as Chairman of Magnitude conditional on the obligations and representations cited in the Resignation Agreement being fulfilled by Magnitude; and

            WHEREAS, the Resignation Agreement provides for a series of lump sum cash settlement payments, via PNC accounts transfer, of $30,000 to be paid before September 1, 2006; $15,000 to be paid on or before October 1, 2006, and $15,000 to be paid on or before November 1, 2006 (the "October Payment"); and

            WHEREAS, the Resignation Agreement provides that Executive's 2,903,542 options and 1,583,333 warrants which were suspended in August 2005 (the "Suspended Options and Warrants") are agreed to be restored with the terms in force at the time of suspension, except with the expiration dates extended to be three (3) years from the restoration date, and will be restored in any event as soon as practicable following the earlier occurrence of a recapitalization of Magnitude that would provide sufficient common shares to accommodate such restoration or upon the second anniversary date of this Agreement; and

            WHEREAS, Magnitude owes one hundred thousand ($100,000) dollars to Executive as memorialized by a secured debt demand note due to Executive by Magnitude (the "Demand Note"); and

            WHEREAS, Magnitude requested of Executive and Executive agreed, in the Resignation Agreement, to a twelve (12) month moratorium of repayment or conversion of the Demand Note (the "Moratorium"); and

            WHEREAS, the Resignation Agreement provides that during the life of the Demand Note, all interest payments were to be fully paid in cash, via PNC accounts transfer, by the 15th of each month equaling ten thousand ($10,000) dollars of interest to be paid during the Moratorium (the "Interest"); and

            WHEREAS, the Resignation Agreement provides that Demand Note can, at Executive's option, be converted at any time after the Moratorium including on unsolicited repayment offer by Magnitude; and

            WHEREAS, the Resignation Agreement provides that any conversion of the Demand Note, in whole or in part, is to be conducted in accordance with the best rates and terms utilized by investors during the previous twelve months prior to conversion (the "Best Terms"); and

            WHEREAS, the October Payment and Interest have not been paid as agreed in the Resignation Agreement, and remain unpaid, resulting in Magnitude's having defaulted the Resignation Agreement; and

            WHEREAS, On November 2, 2006, Executive had properly notified Magnitude of its default of the Resignation Agreement and Executive has requested that Magnitude cure such default; and

            WHEREAS, Magnitude desires Executive to now convert the Demand Note, October Payment and the Interest into equity at Best Terms while preserving Executive's existing rights (i) in the Resignation Agreement and (ii) in the case of Magnitude's declaring bankruptcy; and

            WHEREAS, Magnitude desires to cure its default of the Resignation Agreement and Executive confirms such proposed cure of Magnitude's default of the Resignation Agreement to be satisfactory conditional on Magnitude fulfilling its obligations and covenants cited in this Agreement;


                Initials: Magnitude ELM, Executive SR Page 1 of 8

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            NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged,

IT IS AGREED:

1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals set forth above in the WHEREAS clauses and agree that such WHEREAS clauses are hereby confirmed and ratified as being accurate by each party as to itself.

2. Debt Conversion at Best Terms. The aggregated amount of the Demand Note, October Payment and Interest equals one hundred twenty five thousand ($125,000) dollars (the "Conversion Value"). Magnitude and Executive agree to convert, conditional upon Magnitude's obligations and covenants being fulfilled as defined in this Agreement, the Conversion Value at the Best Terms.

            A. Initial Conversion. At the date of this Agreement, the Best Terms include, inter alia, conversion of cash or debt into securities at the rate of $0.02 per share of common stock par value $.0001 of Magnitude (the "Common Stock") and accompanying every two shares of Common Stock is one three-year warrant to purchase one share of Common Stock at $0.05 (the "Original Conversion Terms"). At the date of this Agreement, the securities to be exchanged for the Conversion Value at the Original Conversion Terms include (i) six million two hundred fifty thousand (6,250,000) shares of Common Stock (the "Shares"), and
(ii) threeyear warrants (the "Warrants") to purchase an additional three million one hundred twenty five thousand (3,125,000) shares of Common Stock (the "Warrant Shares") pursuant to the terms and conditions of this Agreement.

            B. Preservation of Best Terms. Executive shall have the right of resetting any of the Original Conversion Terms during the next twelve (12) months or longer as contemplated in Article 2.E. (the "Reset Period") which will be retroactively applied to the initial conversion of the Conversion Value requiring new securities and/or rights to be granted, issued and delivered by Magnitude to Executive. It is anticipated in this Agreement that Magnitude may at any time during the Reset Period enter into a transaction or agreement which provides for either an equity investment or the conversion of debt or other securities into equity of Magnitude where at least one term is more favorable than any of the current Best Terms at the time (the "New Transaction"). Each time during the Reset Period where Magnitude enters into any New Transaction, Executive shall be entitled, at his option, to additional rights and securities being granted, issued and delivered by Magnitude (the "Reset Provision"). The Reset Provision shall not include the right to appoint a person to the Board of Directors as a term.

In the event of a New Transaction, the Reset Provision provides that additional rights and/or securities will be granted, issued and delivered to Executive, at Executive's Option, in order to reflect the Conversion Value being converted at the more favorable conversion terms (the "Adjusted Conversion Terms") which are added to the current list of Best Terms. The number of additional securities that will be granted, issued and delivered to Executive by Magnitude, at Executive's option, under the Reset Provision would be equal to the difference between (i) the number of securities that would have been granted if the Original Conversion Terms would have been the Adjusted Conversion Terms and (ii) what has been already granted for conversion of the Conversion Value under this Agreement. There are no limits to the number of New Transaction events to be applied during the Reset Period or any extension thereof as provided herein.

For example and illustrative purposes, in the case where a Conversion Value was one hundred thousand ($100,000) dollars and the Original Conversion Terms included $0.02 per share and one Warrant for every two shares, then the Conversion Value would be initially converted into five million (5,000,000) shares of Common Stock and two and a half million (2,500,000) Warrants. If at some later date, during the Reset Period, Magnitude entered into a New Transaction including terms of conversion of $0.01 per share, then the Reset Provision would acknowledge the new conversion rate of $0.01 per share to be known as the Adjusted Conversion Terms which would have converted the Conversion Value into ten million (10,000,000) shares of Common Stock and five million (5,000,000) Warrants. Since five million (5,000,000) shares of Common Stock and two and a half million (2,500,000) Warrants have already been initially granted, issued and delivered to Executive in this example, then an additional five million (5,000,000) shares of Common Stock and two and a half million (2,500,000) Warrants would be additionally granted, issued and delivered to Executive to satisfy the Reset Provision for this event.


                Initials: Magnitude ELM, Executive SR Page 2 of 8

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            C. Transactions And Agreements Notice Period. Executive will be notified by Magnitude in writing with the full terms of each transaction or agreement Magnitude executes where an equity investment or the conversion of debt or other securities into equity of Magnitude is contemplated within three
(3) days of the investment transaction or agreement being executed. In addition, Executive will be notified by Magnitude with the same timeliness in writing of any other agreements between Magnitude and the investing party or its affiliates for the period of six months prior to the transaction or agreement and for a period of six months after the transaction or agreement. The form of notice for the purposes of this paragraph shall be a copy of the fully executed agreement or transaction in question.

            D. More Favorable Term. In each transaction contemplated under the Reset Provision where at least one term is more favorable than the current list of Best Terms, Executive can elect to add that term by itself or terms by themselves to the current list of Best Terms. Executive will notify Magnitude of each election. There is no expiration of the availability of any New Transaction with regard to utilization by Executive under the Reset Provision. For example, if there were a series of New Transactions which occurred, then Executive can still utilize any of them in any order in the future.

            E. Duration of Reset Period. The initial Reset Period is twelve (12) months as defined above, however, in each New Transaction contemplated under the Reset Provision where at least one term is not immediately quantifiable (the "Indeterminate Term"), as in the case of but not limited to an anti-dilution clause, then the Indeterminate Term is also available to become added to the Best Terms, at Executive's option, and in which case the length of time that the Indeterminate Term can exist will be added to the current Reset Period therefore extending it.

            F. Distribution. Magnitude and Executive agree to the following distribution schedule for delivery of securities to be exchanged for the Conversion Value:

                  i. On or before January 6, 2007, Magnitude shall issue and deliver the Shares to Executive. If Magnitude has not issued and delivered the Shares to Executive on or before January 6, 2007, Magnitude shall grant, issue and deliver an additional forty five thousand (45,000) shares of Common Stock to the Executive for each subsequent business day that begins until such distribution is made.

                  ii. On or before February 18, 2007, Magnitude shall issue and deliver to Executive the Warrants in the form annexed hereto and made a part hereof as Exhibit "B". If the Executive has not received the Warrants on or prior to February 18, 2007, Magnitude agrees to increase the number of shares of Common Stock which may be purchased pursuant to the exercise of the Warrants by one (1%) percent for each business day that said issuance and delivery is delayed. On or before February 18, 2007, Magnitude shall issue and deliver to Executive the Suspended Options and Warrants. If the Executive has not received the Suspended Options and Warrants on or prior to February 18, 2007, Magnitude agrees to increase the number of shares of Common Stock which may be purchased pursuant to the exercise of the Suspended Options and Warrants by one (1%) percent for each business day that said issuance and delivery is delayed.

                  iii. Within five (5) business days of Magnitude receiving each notice by Executive that he elects to adopt any new more favorable terms from any New Transaction, Magnitude shall grant, issue and deliver the additional securities required, if any, which would be equal to the difference between (i) the number of securities that would have been granted, issued or issuable if the Original Conversion Terms would have been the Adjusted Conversion Terms and (ii) what was originally granted, issued or issuable (see example in Article 2.B above). If Magnitude has not granted, issued and delivered the additional securities to Executive within three (3) days of Magnitude receiving each notice by Executive that he elects to adopt any new more favorable terms from any New Transaction, Magnitude shall grant, issue and deliver an additional forty five thousand (45,000) shares of Common Stock to the Executive for each subsequent business day that begins until such distribution is made.


                Initials: Magnitude ELM, Executive SR Page 3 of 8

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            G. Tacking Consideration. Magnitude and Executive agree that the securities granted, issued and delivered to Executive resulting from each conversion, current and future, of the Demand Note's pro-rata portion of the Conversion Value tack to the Demand Note's origination date for all purposes including but not limited to SEC Rule 144 determination and tax purposes.

            H. Cancellation of Demand Note. Upon execution of this Agreement, the Demand Note including all security interests therein shall be cancelled conditional upon all of the obligations and covenants of Magnitude within this Agreement having been properly fulfilled.

3. Event of Default. In the event where Magnitude fails to fulfill any of its obligations and covenants under this Agreement within the timelines defined in this Agreement or files for bankruptcy (the "Default"), then any conversion of the Demand Note, October Payment and Interest shall immediately be considered null and void whereby the Demand Note, October Payment and Interest shall be deemed by the parties to not have been converted. Executive and Magnitude agree that in the event of Default, all of Executive's rights and values associated with the Demand Note, Security interest in the Demand Note, October Payment, Interest and Resignation Agreement shall be in full force and value again as they were immediately prior to conversion under this Agreement. Magnitude and Executive agree there is no cure period provision in the case of Default. In addition, Magnitude and Executive agree that in the event of Default the current state of Magnitude's Resignation Agreement default shall again exist as it did prior to the execution of this Agreement.

4. Magnitude's Representations, Warranties and Covenants. Magnitude represents, warrants and covenants that:

            A. Corporate Status. Magnitude is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

            B. Authority. Magnitude has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Magnitude, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by Magnitude and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of the Board of Directors of Magnitude, and no further authorization shall be necessary on the part of Magnitude for the performance and consummation by Magnitude of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

            C. Compliance with the Law and Other Instruments. The business and operations of Magnitude have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities which affect Magnitude or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Magnitude or cause an acceleration under any arrangement, agreement or other instrument to which Magnitude is a party or by which any of its assets are bound. In addition, the performance of this Agreement shall not trigger additional rights in any third parties, including, but not limited to, any antidilution rights in Magnitude. Magnitude has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement, contract, or commitment.

            D. No Approval. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.


                Initials: Magnitude ELM, Executive SR Page 4 of 8

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            E. Survival. The covenants, representations and warranties made by
Magnitude in or in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein, it being agreed and understood that each of such covenants, representations and warranties is of the essence to this Agreement and the same shall be binding upon Magnitude and inure to Executive and his successors and assigns. Any articles existing in the Resignation Agreement which have not been redressed in this Agreement are agreed to be hereby ratified and in full force and effect.

            F. Complete Disclosure. Magnitude has no knowledge that any covenant, representation or warranty of Magnitude which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement or in Magnitude's filings with the Securities and Exchange Commission contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

            G. Notification of an Event. If any event occurs, or any event known to Magnitude relating to or affecting Magnitude shall occur, as a result of which (i) any provision of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, Magnitude shall immediately notify Executive pursuant to Paragraph "C" of Article "9" of this Agreement.

            H. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that Executive knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

            I. No Avoidance. Magnitude will not artificially minimize the conversion ratio of investment, for purposes of this Agreement's obligations, in any investment agreement or transaction through entering into a series of transactions or agreements with any group, investor or its affiliates whereby additional favorable consideration is given to the investor in transactions or agreements other than the investment transaction or agreement.

5. Executive's Representations, Warranties and Covenants. Executive represents warrants and covenants that:

            A. Restricted Securities. Executive acknowledges that none of the Shares have been registered under the Act or the securities laws of any state and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or exemptions from registration thereunder are available. Executive further understands that only Magnitude can take action to register the Shares.

            B. Restrictive Legend. Executive understands that the Shares shall bear the following restrictive legend until the Shares are registered pursuant to Paragraph "A" of Article "6" of this Agreement: "These Shares have not been registered under the Securities Act of 1933, as Amended, having been acquired for investment purposes only and not with a view to distribute. They may not be sold or offered for in absence of an effective registration statement as to the Shares under the Securities Act of 1933, as Amended, or an opinion of counsel satisfactory to the corporation and an exemption from the Securities Act of 1933, as Amended, is available and that such registration is not required, or in the alternative that such Shares may be sold under Rule 144, as promulgated by the Securities and Exchange Commission of the United States."

6. Registration Obligations.

            A. Magnitude shall, without cost or expense to Executive, include in its Pre-Effective Amendment No. 1 to its November 27, 2006 filed registration statement on Form SB-2, all of the Shares and all of the Warrant Shares and all of the shares underlying the Suspended Options and Warrants, for a total of 13,861,875 common shares to be registered (the "Securities"), which amendment shall be filed no later than January 31, 2007. If Magnitude has not included all of the Securities in its Pre-Effective Amendment No. 1 to its November 27, 2006 filed registration statement on Form SB-2, Magnitude shall grant, issue and deliver an additional forty five thousand (45,000) shares of Common Stock to the Executive for each subsequent business day starting from the date of filing of the Pre-Effective Amendment No. 1 until a future amendment or registration is filed which includes all of the Securities missing in the Pre-Effective Amendment No. 1. Once such filing is made, Magnitude shall use good faith and best efforts to make the registration effective. If the registration is not effective within ninety (90) days after filing, Magnitude shall grant, issue and deliver an additional forty five thousand (45,000) shares of Common Stock to the Executive for each subsequent business day that begins until the registration becomes effective.


                Initials: Magnitude ELM, Executive SR Page 5 of 8

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            B. Magnitude shall keep the registrations considered herein effective until the earlier to occur of (i) twentyfour months from their issuance or (ii) such time as Executive has sold all of his Securities or the Securities are eligible to be transferred without restriction pursuant to the provisions of Rule 144k. Magnitude agrees to provide an opinion of counsel within five (5) business days with respect to any sales of the Securities by Executive if such sale is permissible under Rule 144. If Magnitude fails to timely provide or approve a legal opinion pursuant to Paragraph "A" of this Article "6" of this Agreement, Magnitude agrees to pay Executive five hundred ($500.00) dollars per day for each day that said opinion or approval is delayed.

            C. All expenses in connection with preparing and filing any registration statement shall be borne in full by Magnitude; provided, however, that Executive shall pay any and all underwriting commissions and expenses and the fees and expenses of any legal counsel selected by Executive to represent it with respect to the sale of the Securities.

7. Additional Covenants of Magnitude. Magnitude covenants and agrees as follows:

            A. Magnitude shall continuously remain a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will file with the SEC on a timely basis all reports, statements and other materials required to be filed by Magnitude to remain a reporting company under the Exchange Act.

            B. The Common Stock of Magnitude shall continuously be listed on a national securities exchange, or traded on the NASDAQ National Market, the NASDAQ Small Cap Market, or the Over the Counter Bulletin Board (the "OTCBB").

            C. Magnitude shall, at its cost, provide the appropriate opinion letters to be issued by Magnitude's counsel in compliance with the provisions of Rule 144, as amended, with respect to the transfer or sale of the securities of Magnitude owned by Executive, if such transfer or sale is permissible under Rule
144. Magnitude shall provide the appropriate opinion letters within five (5) business days of request via e-mail notification or facsimile notification by Executive.

            D. If Magnitude fails to timely provide or approve a legal opinion pursuant to Paragraph "C" of this Article "7" of this Agreement, Magnitude agrees to pay Executive five hundred ($500.00) dollars per day for each day that said opinion or approval is delayed.

            E. Magnitude shall increase its number of authorized shares on or before February 18, 2007 so that it shall have sufficient authorized and unissued shares to issue and deliver all of the Warrant Shares and the Suspended Options and Warrants.

8. Legal Work and Fees. Due to Executive's increased ownership in Magnitude as a result of the Conversion, Magnitude shall, at its cost, evaluate Executive's equity percentage position in Magnitude to determine if Executive is required to file any forms or otherwise report to the Securities and Exchange Commission regarding his percentage ownership of Magnitude. In the event that it is determined that Executive must file any such forms or otherwise report, Magnitude shall provide legal services to Executive to effect such requirements at its cost.

9. Miscellaneous.

            A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                Initials: Magnitude ELM, Executive SR Page 6 of 8

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            B. Enforceability. If any provision which is contained in this
Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

            C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

To Executive:     Steven D. Rudnik, 2 Hilltop Road, Mendham, New Jersey, 07945

To Magnitude:     Magnitude Information Systems, Inc.
                  1250 Route 28, Suite 309, Branchburg, New Jersey 08876
                  Attn: Chief Executive Officer

With a copy to:   Joseph J. Tomasek, Esq., 75-77 N Bridge St., Somerville,
                  NJ 08876
                  Fax No: (908) 429-0040

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "C" of this Article "9" of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

            D. Governing Law; Disputes. This Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the Courts of the State of New Jersey in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "C" of this Article "9" of this Agreement. In the event Executive commences legal action to enforce any of the terms of this Agreement, Magnitude shall pay all legal fees and costs incurred by Executive with respect to this Agreement.

            E. Entire Agreement. This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

            F. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.


                Initials: Magnitude ELM, Executive SR Page 7 of 8

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            G. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

            H. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

            I. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            J. Facsimile Signatures. Any signature which is delivered via facsimile shall be deemed to be an original and have the same force and effect as if such facsimile signature were the original thereof.

            K. Modifications. This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by all of the parties to this Agreement.

            L. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

            M. Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel, and terminate this Agreement by giving written notice to the other party.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Steven D. Rudnik                        Magnitude Information Systems, Inc.


By: /s/ Steven D. Rudnik                By: /s/ Edward L. Marney
    ---------------------------------       ------------------------------------
Name: Steven D. Rudnik                      Name: Edward L. Marney
                                            Title: President


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